EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Registration Statement on Form F-1 (File No. 333-274685) of our report dated September 25, 2023, relating to our audit of the consolidated financial statements of the Brilliance Group as of and for the fiscal year ended July 31, 2022, appearing in its Registration Statement Form F-1.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

April 16, 2024